AMENDMENT NO. 7

TO

MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS

This Amendment dated as of December 31, 2015, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated May 1, 2008, between Invesco Advisers, Inc. (the “Adviser”), on behalf of AIM Investment Securities Funds (Invesco Investment Securities Funds), and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Hong Kong Limited and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).

W I T N E S S E T H:

WHEREAS, the parties desire to amend the Agreement to change the name of Invesco Limited Maturity Treasury Fund to Invesco Short Duration Inflation Protected Fund;

NOW, THEREFORE, the parties agree that;

1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

“EXHIBIT A

Funds

Invesco Global Real Estate Fund

Invesco High Yield Fund

Invesco Short Duration Inflation Protected Fund

Invesco Money Market Fund

Invesco Real Estate Fund

Invesco Short Term Bond Fund

Invesco U.S. Government Fund

Invesco Corporate Bond Fund”

2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By:
Name:	John M. Zerr
Title:	Senior Vice President

INVESCO CANADA LTD.

Sub-Adviser

By:
Name:
Title:

By:
Name:
Title:

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

Sub-Adviser

By:
Name:
Title:

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By:
Name:
Title:

INVESCO ASSET MANAGEMENT (JAPAN) LTD.

Sub-Adviser

By:
Name:
Title:

INVESCO HONG KONG LIMITED

Sub-Adviser

By:
Name:
Title:

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By:
Name:
Title:

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